Exhibit 99.2 Press Release, dated November 16, 2015, announcing financial results of Capstone Companies, Inc. for the fiscal quarter ending September 30, 2015.

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

For more information, contact:
Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

FOR IMMEDIATE RELEASE

Capstone Companies Announces Third Quarter 2015 Financial Results and Conference Call

DEERFIELD BEACH, FL, November 3, 2015 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer of innovative LED lighting solutions including power failure lighting, announced today that it will release its third quarter 2015 financial results after the close of financial markets on Monday, November 16, 2015.

The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook, followed by a question-and-answer session.

Q3 2015 Financial Results Conference Call
Tuesday, November 17, 2015
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:30 p.m. ET the day of the call until Tuesday,
November 24, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13621164.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

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Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports Strong Third Quarter 2015 Results

Achieved record revenue and earnings

Third quarter gross margin of 25.6% up significantly from 14.4% in 2014 third quarter

Operating margin of 17.5% more than tripled in third quarter, from 4.6% in prior-year period

Net income more than quadrupled from 2014 third quarter

Record backlog of over $7 million driven by strong sales from new products and international markets

DEERFIELD BEACH, FL, November 16, 2015 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer of innovative LED lighting solutions including power failure lighting, today reported its financial results for the third quarter of 2015.  Revenue and gross margin were consistent with preliminary results provided in the Company’s October 6, 2015 news release while net income exceeded the preliminary expectations by 25%.

Stewart Wallach, Capstone’s CEO, commented, “Third quarter results were very strong with record revenue while net income, gross margin and operating margin moved dramatically higher.  Net income improved by almost $1 million from last year’s third quarter and more than offset net losses for the first half of 2015.  These significant increases in revenue and profitability were driven by strong sales of new, higher margin consumer LED lighting products introduced at the 2015 National Hardware Show and our sales strategy focusing on expansion of domestic and international retail channels.”

Mr. Wallach continued, “Our backlog was at a record level going into the fourth quarter, giving us confidence in a strong finish to the year with second half revenue expected to be in excess of 85% of 2014 full year results.  The excellent results we achieved in the quarter and favorable visibility demonstrate the strength and effective execution of our strategy.”

Third Quarter Review

Revenue was a record $7.7 million for the third quarter, slightly higher than the prior year’s third quarter and a $6.7 million increase from the first half of 2015.  Gross profit increased by 77.2% to $2.0 million over the prior-year period, reflecting sales of new products with lower production costs.  Gross profit margin as a percent of sales was 25.6%, well above the 14.4% reported in the 2014 third quarter.

Operating expenses totaled $0.6 million, an 18.2% decline from the third quarter of 2014, primarily due to lower expenses for sales and marketing, compensation, and product development.  The decrease in expenses reflects lower sales and marketing expenses as higher demand for the Company’s products reduced the need for promotional allowances, and less product development related expense following the introduction of several new products in 2015.

Operating margin for the quarter was 17.5%, an increase of 12.9 percentage points from 4.6% in the prior-year period.  The Company reported record net income of $1.2 million, an increase of $1.0 million, or 335.4%, from net income of $0.3 million in the 2014 third quarter.

The Company’s backlog at the end of the 2015 third quarter was approximately $7 million.

Cash used in operating activities of $3.6 million in the 2015 third quarter reflected a $7.4 million increase in accounts receivable attributable to the significant growth in sales during the quarter.

Mr. Wallach concluded, “We have excellent momentum going into 2016, with new product launches scheduled in the first quarter and strong reorder activity from international markets.  We will continue to focus on developing innovative new products, forming new alliances and increasing market penetration in our retail sales channels and domestic and global markets.”

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Tuesday, November 17, 2015 at 10:30 a.m. Eastern Time.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialing (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 1:30 p.m. Eastern Time the day of the teleconference until Tuesday, November 24, 2015.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 13621164.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, contact

Company:	Investor Relations:
Aimee Gaudet	Garett Gough, Kei Advisors LLC
Corporate Secretary	(716) 846-1352
(954) 252-3440, ext 313	ggough@keiadvisors.com

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues, net	$7,747,450	$7,738,884	$8,750,951	$13,008,632
Cost of sales	(5,767,306)	(6,621,599)	(6,410,197)	(10,231,965)
Gross Profit	1,980,144	1,117,285	2,340,754	2,776,667
	25.6%	14.4%	26.7%	21.3%
Operating Expenses:
Sales and marketing	16,716	81,083	185,229	455,082
Compensation	313,953	375,807	1,007,341	1,045,937
Professional fees	56,947	38,656	202,511	144,681
Product development	74,747	95,410	181,157	312,341
Other general and administrative	158,796	168,260	407,114	455,243
Total Operating Expenses	621,159	759,216	1,983,352	2,413,284

Net Operating Income	1,358,985	358,069	357,402	363,383
	17.5%	4.6%	4.1%	2.8%
Other Income (Expense):
Interest expense	(111,654)	(69,448)	(205,933)	(223,018)
Total Other Income (Expense)	(111,654)	(69,448)	(205,933)	(223,018)

Income Before Tax Provision	1,247,331	288,621	151,469	140,365

Provision for Income Tax	-	(2,129)	-	(6,387)

Net Income	$1,247,331	$286,492	$151,469	$133,978

Net Income per Common Share
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

Weighted Average Shares Outstanding
Basic	721,989,957	654,010,532	690,863,847	655,046,444
Diluted	721,989,957	809,072,109	690,863,847	809,758,922

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
Assets:	(Unaudited)
Current Assets:
Cash	$258,321	$313,856
Accounts receivable, net	7,551,247	977,597
Advances	-	14,456
Inventory	90,649	128,984
Prepaid expenses	729,359	358,046
Total Current Assets	8,629,576	1,792,939

Fixed Assets:
Computer equipment and software	19,767	12,272
Machinery and equipment	350,393	299,693
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(272,901)	(223,589)
Total Fixed Assets	102,924	94,041

Other Non-current Assets:
Deposit	12,193	12,193
Investment (AC Kinetics)	500,000	500,000
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,448,213	2,448,213
Total Assets	$11,180,713	$4,335,193

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued liabilities	$1,812,358	$644,629
Note payable - Sterling Factors	4,183,663	286,945
Notes and loans payable to related parties - current maturities	3,485,064	1,936,679
Total Current Liabilities	9,481,085	2,868,253

Commitments and Contingent Liabilities (Note 5)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued -0- shares at September 30, 2015 and 1,000 shares at December 31, 2014	-	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, issued 721,989,957 shares at September 30, 2015 and 654,010,532 at December 31, 2014	72,199	65,401
Additional paid-in capital	7,262,479	7,187,058
Accumulated deficit	(5,635,050)	(5,786,519)
Total Stockholders' Equity	1,699,628	1,466,940
Total Liabilities and Stockholders’ Equity	$11,180,713	$4,335,193

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$151,469	$133,978
Adjustments necessary to reconcile net income to net cash (used in) operating activities:
Stock cancellation	-	(28,876)
Depreciation and amortization	49,311	60,566
Compensation expense from stock options	81,219	43,500
Accrued sales allowance	(196,978)	517,269
(Increase) decrease in accounts receivable	(6,376,672)	(1,189,147)
(Increase) decrease in inventory	38,337	84,915
(Increase) decrease in prepaid expenses	(371,317)	680,306
(Increase) decrease in other assets	14,456	(12,193)
Increase (decrease) in accounts payable and accrued liabilities	1,167,729	968,744
Increase (decrease) in accrued interest on notes payable	148,385	151,842
Net cash provided by (used in) operating activities	(5,294,061)	1,410,904

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(58,194)	(44,728)
Net cash (used in) investing activities	(58,194)	(44,728)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,791,914	11,686,401
Repayments of notes payable	(1,895,194)	(11,833,452)
Proceeds from notes and loans payable to related parties	2,500,000	950,000
Repayments of notes and loans payable to related parties	(1,100,000)	(2,287,982)
Net cash provided by (used in) financing activities	5,296,720	(1,485,033)

Net (Decrease) in Cash and Cash Equivalents	(55,535)	(118,857)
Cash and Cash Equivalents at Beginning of Period	313,856	436,592
Cash and Cash Equivalents at End of Period	$258,321	$317,735

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$57,549	$314,158

Non-cash financing activities:
Conversion of Series C Preferred Stock to Common Stock	$1,000	$-